Exhibit 1(i)

                                MERCURY FUNDS II

                           CERTIFICATION OF AMENDMENT

                                       TO

                          RESTATED DECLARATION OF TRUST


      The undersigned, constituting at least a majority of the Trustees of Mercury Funds II (the "Trust"), a business trust organized under the laws of Massachusetts, acting pursuant to the Trust's Restated Declaration of Trust, as currently in effect (together with any amendments thereto and designations thereunder, the "Trust Documents"), do hereby amend the Trust Documents as follows:

      1. The name of the Trust is hereby changed from "Mercury Funds II" to "BlackRock Funds II," and all references to the name of the Trust in the Trust Documents are hereby accordingly amended.

      2. The name of each series of shares of beneficial interests of the Trust listed below is hereby changed as set forth below, and all references to such series in the Trust Documents are hereby amended accordingly:


     Current Series Name                        New Series Name
     ---------------------------                ---------------------------
     Merrill Lynch International                BlackRock International
     Value Fund                                 Value Fund


     This Amendment shall become effective on September 29, 2006.

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      IN WITNESS WHEREOF, the undersigned, being at least a majority of the
Trustees of the Trust, have executed this Amendment as of the 7th day of September, 2006.


/s/ Robert C. Doll, Jr.                        /s/ James H. Bodurtha
-------------------------------------          ---------------------------------
    Robert C. Doll, Jr. (Trustee)                  James H. Bodurtha (Trustee)
    800 Scudders Mill Road                         36 Popponesset Road
    Plainsboro, NJ 08536                           Cotuit, MA 02635

/s/ Kenneth A. Froot                           /s/ Joe Grills
-------------------------------------          ---------------------------------
    Kenneth A. Froot (Trustee)                     Joe Grills (Trustee)
    48 Plympton Road                               114878 Twin Mountains Road
    Sudbury, MA 01776                              Rapidan, VA 22733

/s/ Herbert I. London                          /s/ Roberta Cooper Ramo
-------------------------------------          ---------------------------------
    Herbert I. London (Trustee)                    Roberta Cooper Ramo (Trustee)
    10 West Street, Apt. 20E                       908 E1 Alhambra Circle, NW
    New York, NY 10004                             Albuquerque, NM 87107

/s/ Robert S. Salomon, Jr.
-------------------------------------
    Robert S. Salomon, Jr. (Trustee)
    106 Dolphin Cove Quay
    Stamford, CT 06902

      The Declaration of Trust establishing MERCURY FUNDS II, dated the 22nd of August, 1996, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that no Trustee, shareholder, officer, employee or agent of MERCURY FUNDS II shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the "Trust Property" only shall be liable.

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